EXHIBIT 5.1

[GOTTBETTER & PARTNERS, LLP LETTERHEAD]

December 17, 2010

To the Board of Directors
Universal Gold Mining Corp.
Bentall Four Centre
Suite 3474 – 1055 Dunsmuir Street
Vancouver, British Columbia V7X 1K8

Re:	Universal Gold Mining Corp.
Registration Statement on Form S-1 (Amendment No. 2)

Gentlemen:

We are acting as counsel to Universal Gold Mining Corp., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), a Registration Statement on Form S-1, as amended, (the “Registration Statement”), relating to the offer and sale pursuant to the Registration Statement, by the Selling Stockholders identified in the Registration Statement, of up to 42,870,750 issued and outstanding shares (the “Shares”) of common stock, par value $ $0.001 per share (“Common Stock”), of the Company.

You have requested our opinion as to the matters set forth below in connection with the issuance of the Shares.  For purposes of rendering this opinion, we are familiar with the Registration Statement, and we have examined the Company’s Articles of Incorporation, as amended to date, the Company’s Bylaws, as amended to date, and corporate actions of the Company that provided for the issuances of the Shares.  We have also examined such other documents, certificates, instruments and corporate records, and such statutes, decisions and questions of law as we have deemed necessary or appropriate for the purpose of this opinion.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on statements of an officer of the Company.

Based upon and subject to the foregoing, it is our opinion that:

•	the Shares to be offered by the Selling Stockholders have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,

/s/ Gottbetter & Partners, LLP
Gottbetter & Partners, LLP